Exhibit 99.3

LETTER TO REGISTERED HOLDERS

AND THE DEPOSITORY TRUST COMPANY PARTICIPANTS

NBCUNIVERSAL MEDIA, LLC

CONSENT SOLICITATION AND OFFER TO GUARANTEE

8 7/8% Senior Notes due 2015 (CUSIP NO. 913405AE6)

10  7/8% Senior Subordinated Notes due 2016 (CUSIP NO. 913405AG1)

OF

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

To Registered Holders and The Depository Trust Company Participants:

Enclosed herewith are copies of the following documents relating to NBCUniversal Media, LLC’s, a Delaware limited liability company (“NBCUniversal”) Consent Solicitation and Offer to Guarantee with respect to the 8 7/8% Senior Notes due 2015 (the “Senior Notes”) and the 10 7/8% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”) of Universal City Development Partners, Ltd. and UCDP Finance, Inc. (the “Issuers”):

1. Prospectus dated [                    ], 2011;

2. Letter of Consent;

3. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

4. Letter which may be sent to your clients for whose account you hold Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client’s instructions regarding the consent solicitation and offer to guarantee.

Pursuant to the Prospectus dated [                    ], 2011 (the “Prospectus”) and related Letter of Consent (the “Letter of Consent”) (together, the “Consent Solicitation”), NBCUniversal is offering to fully and unconditionally guarantee the Notes in return for your consent to an amendment to the terms of both the Senior Notes and the Senior Subordinated Notes which would change the covenants and events of default applicable to the Notes as described in the Prospectus in order to conform them with those contained in NBCUniversal’s public debt securities. The proper completion, execution and delivery of the Letter of Consent will constitute a consent to the amendment described in the Prospectus.

The guarantees will be provided only if consents to the amendment have been validly submitted and not withdrawn by the holders of record as of the end of business on [                    ], 2011 of more than 50% of the principal amount of both the Senior Notes and the Senior Subordinated Notes by the expiration date. The amendment will amend the Senior Notes and the Senior Subordinated Notes so long as more than 50% of the principal amount of both the Senior Notes and Senior Subordinated Notes consent, so the terms of your Notes may be affected by the amendment even if you do not consent to the amendment.

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2011 UNLESS EXTENDED.

Pursuant to the Letter of Consent, each holder of Notes will represent to NBCUniversal that it (1) is not an “affiliate” of NBCUniversal, (2) was the holder of the Notes indicated above as of the end of business on [                    ], 2011, the record date for the Consent Solicitation, (3) has full power and authority to consent to the amendment to the terms of the Notes described in the Prospectus, and (4) agrees to the terms of the Consent Solicitation. The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Notes for you to make the foregoing representations, and provides for the beneficial owners to make the foregoing representations to you with respect to that beneficial owner.

Neither NBCUniversal nor the Isuers will pay any fees or commissions to any broker or dealer or other person (other than the Consent Agent and the Information Agent) in connection with the solicitation of consents.

Questions regarding the consent solicitation, and requests for additional copies of the enclosed material may be addressed to the Information Agent, D.F. King & Co., Inc., at the address and telephone number set forth on the back cover of the Letter of Consent.

Very truly yours,
The Bank of New York Mellon, as Consent Agent

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF NBCUNIVERSAL MEDIA, LLC OR THE BANK OF NEW YORK MELLON, AS CONSENT AGENT, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE CONSENT SOLICITATION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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